Exhibit 99.2
EXECUTION COPY
SUBORDINATED
DEBENTURE PURCHASE AGREEMENT
between
USB Capital Resources, Inc.
and
Rockland Trust Company
Dated as of August 27, 2008

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EXHIBITS:
A      Form of Rate Election Notice
B      Form of Subordinated Debenture
C      Form of Opinion of Borrower’s Counsel
D      Form of Notice of Authorized Borrowers
E      Form of Authorization to Debit Account
F      Form of Quarterly Compliance Certificate
DISCLOSURE SCHEDULES:
4.1.2 Capital Stock and Related Matters
4.1.3 Subsidiaries
4.2.3 Governmental Consents
4.5.1 Owned Property
4.7.4 Pending Litigation
4.7.6 ERISA

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SUBORDINATED DEBENTURE PURCHASE AGREEMENT
     This SUBORDINATED DEBENTURE PURCHASE AGREEMENT (this “Agreement”) is dated as of August 27, 2008 and is made by and between ROCKLAND TRUST COMPANY, a Massachusetts state-chartered non-Federal Reserve member trust company (“Borrower”), and USB CAPITAL RESOURCES, INC., a Delaware corporation (“Lender”).
R E C I T A L S :
     A. Borrower is a Massachusetts state-chartered non-Federal Reserve member trust company and a wholly owned subsidiary of Independent Bank Corp., a Massachusetts corporation (“Bancorp”).
     B. Borrower has requested that Lender purchase from Borrower subordinated debt (the “Subordinated Debt”) that qualifies as Tier 2 capital under applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”). The Subordinated Debt may be referred to in this Agreement as the “Facility.”
     C. Lender is willing to purchase from Borrower a subordinated debenture in an aggregate principal amount of $30,000,000 (the “Subordinated Debt Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Debenture.
     D. The proceeds of the Subordinated Debt shall be used by Borrower for general corporate purposes.
     E. The Subordinated Debt is intended to qualify as Tier 2 capital under applicable rules and regulations promulgated by the FDIC.
     THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:
A G R E E M E N T:
1. DEFINITIONS.
     1.1. Defined Terms. The following capitalized terms generally used in this Agreement and in the other Transaction Documents have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.
     “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with, said Person, and their respective Affiliates, members, shareholders, directors, officers, employees, agents and representatives.
     “Agreement” has the meaning ascribed to such term in the preamble hereto.
     “Assignee Lender” has the meaning ascribed to such term in Section 9.2.
     “Bancorp” has the meaning ascribed to such term in the recitals hereto.
     “Base Rate” means that rate of interest (expressed as a percent per annum) equal to Lender’s “base” or “prime” rate (which is not necessarily the lowest or most favorable rate of interest charged by Lender on commercial loans at any time) in effect from time to time, which means a base rate of interest established by U.S. Bank from time to time that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in the rate of interest hereunder due to a change in the base or prime rate shall become effective on the date each change in the base or prime rate is publicly announced by U.S. Bank.
     “Base Rate Tranche” means a Borrowing Tranche as to which the Base Rate is applicable.
     “Borrower” has the meaning ascribed to such term in the preamble hereto and shall include any successor to Rockland Trust Company or such other Person that shall assume the obligations of Rockland Trust Company under the Transaction Documents.
     “Borrower 2007 Financial Statements” has the meaning ascribed to such term in Section 4.4.1.
     “Borrower 2007 Financial Statements Date” has the meaning ascribed to such term in Section 4.4.1.
     “Borrower Financial Statements” has the meaning ascribed to such term in Section 4.4.1.
     “Borrower’s Accountant” means KPMG LLP, or such other nationally recognized firm of certified public accountants selected by Borrower and reasonably satisfactory to Lender as shall from time to time audit Borrower’s financial statements.
     “Borrower’s Liabilities” means Borrower’s obligations under this Agreement and any other Transaction Documents.
     “Borrowing Date” means the date any Borrowing Tranche is disbursed, renewed or converted (from the Initial Rate to a LIBO Rate Tranche or Base Rate Tranche or from a LIBO Rate Tranche to a Base Rate Tranche or from a Base Rate Tranche to a LIBO Rate Tranche pursuant to Section 2.6.1, 2.7.2 or 2.7.3).
     “Borrowing Tranche” means a disbursement of proceeds under the Facility pursuant to this Agreement, and, where applicable, the renewal or conversion of any such disbursement or portion thereof pursuant to this Agreement.
     “Business Day” means (a) for all purposes other than as covered by clause (b) hereof, a day of the week (but not a Saturday, Sunday or a legal holiday under the laws of the State of Minnesota or any other day on which banking institutions located in the State of Minnesota are authorized or required by law or other governmental action to close) on which the Minneapolis, Minnesota offices of U.S. Bank are open to the public for carrying on substantially all of its business functions and (b) with respect to determinations in connection with, and payments of principal and interest on any LIBO Rate Tranche, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar-denominated deposits in the London Interbank Eurodollar Market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
     “Closing” has the meaning ascribed to such term in Section 2.5.
     “Closing Date” means August 27, 2008.
     “Code” means the Internal Revenue Code of 1986, as amended or recodified.
     “Code Provisions” has the meaning ascribed to such term in Section 8.1.1.8.
     “Condition or Release” means any presence, use, storage, transportation, discharge, disposal, release or threatened release of any Hazardous Materials.

     “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of May 13, 2008, by and among Lender, Borrower and Bancorp.
     “Default Rate” has the meaning ascribed to such term in Section 2.6.3.
     “Disclosure Schedule” means, in aggregate, the disclosures contemplated herein as included in the schedules attached hereto, which have been delivered in connection with the execution of this Agreement.
     “Employee Benefit Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA.
     “Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended or recodified.
     “ERISA Affiliate” means any person (as defined in Section 3(9) of ERISA) which together with Borrower would be a member of the same “controlled group” within the meaning of Sections 414(b), (m), (c) and (o) of the Code.
     “Event of Default” has the meaning ascribed to such term in Section 8.1.1.
     “Facility” has the meaning ascribed to such term in the recitals hereto.
     “FDI Act” means the Federal Deposit Insurance Act, as amended or recodified.
     “FDIC” has the meaning ascribed to such term in the recitals hereto and shall include any other Governmental Agency that serves as the primary federal regulator of Borrower from time to time while the Facility is outstanding.
     “FDIC Notice” has the meaning ascribed to such term in Section 8.1.2.
     “FRB” means the Board of Governors of the Federal Reserve System.
     “GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.
     “Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency including the FDIC and the FRB.
     “Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.
     “Hazardous Materials Claims” has the meaning ascribed to such term in Section 4.7.7.
     “Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relate to real property: (a) the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; (b) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; (c) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; (d) the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; (e) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; (f) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651 et seq.; (g) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; (h) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; (i) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and (j) all comparable state and local laws, laws of other jurisdictions or orders and regulations.
     “Indebtedness” means and includes: (a) all items arising from the borrowing of money that, according to GAAP now in effect, would be included in determining total liabilities as shown on the consolidated balance sheet of Borrower or any Subsidiary; (b) all obligations secured by any lien in property owned by Borrower whether or not such obligations shall have been assumed; (c) all guaranties and similar contingent liabilities with respect to obligations of others; and (d) all other obligations (including letters of credit) evidencing payment obligations to others; provided, however, Indebtedness shall not include (i) deposits or other indebtedness incurred in the ordinary course of Borrower’s business (including federal funds purchased, advances from any Federal Home Loan Bank, borrowings from the Federal Reserve, secured deposits of municipalities, letters of credit issued by Borrower and repurchase arrangements) and in accordance with applicable laws and regulations, or (ii) indebtedness that is in all respects (including with respect to the right of payment) expressly subordinate and junior to or pari passu with the Facility.
     “Initial Disbursement” has the meaning ascribed to such term in Section 2.1.
     “Initial Rate” has the meaning ascribed to such term in Section 2.1.1.
     “Instructions” means written disbursement instructions given by Borrower to Lender specifying the manner in which proceeds of the Subordinated Debt should be disbursed at Closing.
     “Interest Rate Protection Agreement” means an interest rate swap, cap, collar or other hedging or derivative agreement, to which Lender or any Affiliate of Lender is the counterparty, intended to mitigate interest rate risk, along with any other related agreement or instrument executed in connection therewith.
     “Interim Financial Statements” has the meaning ascribed to such term in Section 4.4.1.
     “Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.
     “Lender” has the meaning ascribed to such term in the preamble hereto.
     “LIBO Rate” means that rate of interest equal to the quotient of (a) the average of the rates of interest quoted to Lender in accordance with U.S. Bank’s normal and customary practices in the London Inter-Bank Eurodollar Market for U.S. Dollar deposits with prime banks, as such average appears on Reuters Screen LIBOR01 Page or any successor thereto, at approximately 11:00 a.m., London time, on the date that is two Business Days prior to any applicable Borrowing Date for an amount approximately equal to the applicable LIBO Rate Tranche and for a period of time approximately equal to a LIBOR Period, divided by (b) 100% minus the Reserve Percentage.
     “LIBO Rate Tranche” means a Borrowing Tranche as to which the LIBO Rate is applicable.

     “LIBOR Period” means, with respect to any LIBO Rate Tranche, the period commencing on the Borrowing Date with respect to such LIBO Rate Tranche and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, however, that (a) if any LIBOR Period would end on a day other than a Business Day, such LIBOR Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such LIBOR Period shall end on the next preceding Business Day, and (b) any LIBOR Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Period) shall end on the last Business Day of the last calendar month of such LIBOR Period, with respect to a LIBO Rate Tranche.
     “Material Adverse Effect” means any effect, circumstance, occurrence or change that has had, or would reasonably be expected to have, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5): (i) on the condition (financial or otherwise) or results of operations of Borrower, (iii) on the properties, assets, liabilities or businesses of Borrower, taken as a whole; or (iii) on the ability of Borrower to perform its obligations under this Agreement or the Subordinated Debenture in accordance with their respective terms and on a timely basis.
     “Maturity Date” means August 27, 2018.
     “Permitted Liens” means (a) liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which Borrower or any Subsidiary is a party or other cash deposits in any such foregoing case that is required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor; (b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest; (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding; (d) liens, charges and encumbrances incidental to the conduct of the business of the Borrower incurred in the ordinary course of business and not in connection with the borrowing of money; (e) liens on property of the Borrower or any Subsidiary created solely for the purpose of securing Indebtedness consisting of purchase money Indebtedness or capitalized lease obligations, provided that no such lien shall extend to or cover any property of Borrower or such Subsidiary other than the respective property so acquired or leased, and the principal amount of Indebtedness secured by any such lien shall at no time exceed the original purchase price or capitalized lease obligations with respect to of such property; (f) liens to secure public funds or other pledges of funds required by law to secure deposits; (g) repurchase agreements, reverse repurchase agreements and other similar transactions entered into by the Borrower in the ordinary course of its banking or trust business; (h) liens described in the UCC financing statements identified in Section 4.5.1 of the Disclosure Schedule; (i) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or the Subsidiaries; and (j) other liens granted in the ordinary course of business in accordance with applicable laws and regulations.
     “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.
     “Property” means any real property owned or leased by Borrower or any Subsidiary.

     “Rate Election Notice” means a properly completed notice in the form attached as Exhibit A hereto delivered to Lender in accordance with its disbursement procedures from time to time.
     “Reserve Percentage” means the percentage announced within Lender as the reserve percentage under Regulation D of the FRB for loans and obligations making reference to a LIBO Rate for a LIBOR Period. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the FRB, or its successor.
     “RICO Related Law” means the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Subordinated Debenture” means a subordinated debenture in the form attached as Exhibit B hereto in the principal amount of the Subordinated Debt Amount, as amended, restated, supplemented or modified from time to time and each debenture delivered in substitution or exchange for such subordinated debenture.
     “Subordinated Debt” has the meaning ascribed to such term in the recitals hereto.
     “Subordinated Debt Amount” has the meaning ascribed to such term in the recitals hereto.
     “Subsidiary(ies)” means, individually or collectively, any corporation or other entity of which any Equity Interest is directly or indirectly owned by Borrower.
     “Surviving Entity” has the meaning ascribed to such term in Section 5.2.1.
     “Tier 2 Capital” has the definition provided in, and shall be determined in accordance with, the rules and regulations of the FDIC.
     “Transaction Documents” means this Agreement and those other agreements, documents and instruments (including guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower in connection with this Agreement and the Facility) entered into or delivered in connection with or relating to the Facility, including any other documents listed on the schedule of closing documents prepared in connection with the Closing. Transaction Documents shall also include any Interest Rate Protection Agreement between Borrower and Lender.
     “UCC” means the Uniform Commercial Code as enacted in the State of Wisconsin, as amended or recodified.
     “Unmatured Event of Default” means an event or circumstance that with the passage of time, the giving of notice or both could become an Event of Default.
     “U.S. Bank” means U.S. Bank National Association, Minneapolis, Minnesota, and any successor thereto.
     1.2. Certain UCC and Accounting Terms; Interpretations. Except as otherwise defined in this Agreement or the other Transaction Documents, all words, terms and phrases used herein and therein shall be defined by the applicable definition therefore (if any) in the UCC. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Minneapolis, Minnesota time unless otherwise specifically provided. Any reference contained herein to attorneys’ fees and expenses shall be deemed to be reasonable fees and expenses of Lender’s outside counsel and of any other third party experts or consultants engaged by Lender’s outside counsel on Lender’s behalf. All references to a Transaction Document shall be deemed to be to such document as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (a) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (b) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.
     1.3. Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto or referenced herein are hereby incorporated into this Agreement.
2. SUBORDINATED DEBT.
     2.1. General Matters.
          2.1.1. Certain Terms. Lender agrees to extend the Subordinated Debt to Borrower in accordance with the terms of, and subject to the conditions set forth in, this Agreement, the Subordinated Debenture and the other Transaction Documents. The initial Borrowing Tranche in an amount equal to the Subordinated Debt Amount (the “Initial Disbursement”), shall be disbursed by Lender on the Closing Date, and thereafter, any such Borrowing Tranche may be converted or renewed from time to time in accordance with the terms and subject to the conditions set forth in this Agreement. Subject to Section 2.6 and any other conditions and limitations set forth in this Agreement, the initial Borrowing Tranche under the Subordinated Debt, which shall expire on August 27, 2013, shall bear interest per annum at a rate equal to 7.02% (the “Initial Rate”). Upon expiration of the initial Borrowing Tranche and subject to Section 2.6 and any other conditions and limitations set forth in this Agreement any subsequent Borrowing Tranche under the Subordinated Debt shall be treated as, at Borrower’s election subject to and in accordance with the terms in this Agreement: (a) a LIBO Rate Tranche and shall bear interest per annum at a rate equal to the LIBO Rate plus 3.00% (300 basis points); or (b) a Base Rate Tranche and shall bear interest at a rate equal to the Base Rate plus 1.25% (125 basis points). The unpaid principal balance plus all accrued but unpaid interest on the Subordinated Debt shall be due and payable on the Maturity Date or such earlier date on which such amount shall become due and payable on account of acceleration by Lender in accordance with the terms of the Subordinated Debenture or this Agreement.
          2.1.2. Subordination. The Subordinated Debenture shall be subordinated in accordance with the subordination provisions set forth therein, the terms of which are incorporated herein.
     2.2. The Subordinated Debenture. The Facility shall be evidenced by the Subordinated Debenture.
     2.3. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the other Transaction Documents with respect to the Subordinated Debenture shall be repaid in full or shall bear interest thereafter at the Default Rate. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the terms of the Facility past its Maturity Date, unless Borrower and Lender hereafter specifically otherwise agree in writing. Borrower is required under regulations of the FDIC to obtain prior FDIC approval before making any payment (including payment at maturity or pursuant to an acceleration clause or redemption prior to maturity). Lender shall have no responsibility to verify whether Borrower has obtained FDIC approval for any such payment.

     2.4. Unsecured Facility. The obligations of Borrower to Lender under the Subordinated Debenture shall be unsecured.
     2.5. The Closing. The initial funding of the Facility (the “Closing”) will occur at a place and in a manner (including by mail) that is mutually acceptable to Lender and Borrower, or if they fail to agree, at the offices of Barack Ferrazzano, et al. LLP, counsel to Lender, at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, at 9:30 a.m. (local time) on the Closing Date, at which time, Lender shall disburse the proceeds of the Facility to Borrower in accordance with any Instructions received at least one Business Day prior to Closing.
     2.6. Interest Rate Matters. Borrower agrees that matters concerning the election, payment, application, accrual and computation of interest and interest rates shall be in accordance with Lender’s practices set forth in this Agreement and in the other Transaction Documents.
          2.6.1. Applicable Interest Rate. Subject to this Section 2.6, the initial Borrowing Tranche shall bear interest at the Initial Rate. For any subsequent Borrowing Tranche, Borrower shall make a LIBO Rate or Base Rate election by delivering a Rate Election Notice before 11:00 a.m. (Central time) on the second Business Day prior to the Borrowing Date; provided, however, no more than one LIBO Rate Tranche for the Facility shall be outstanding at any one time. The LIBO Rate shall remain fixed for each LIBO Rate Tranche until the next LIBOR Period commences. Borrower may elect, by designation on a Rate Election Notice (i) to convert a LIBO Rate Tranche or any portion thereof into a Base Rate Tranche, (ii) to continue any LIBO Rate Tranche or any portion thereof for an additional LIBOR Period, as designated in the Rate Election Notice, or (iii) to convert a Base Rate Tranche or any portion thereof to a LIBO Rate Tranche. For purposes of the immediately preceding sentence, the amount of any “portion” shall be $1,000,000 or a multiple thereof. In the event Borrower fails to notify Lender that Borrower desires to continue any LIBO Rate Tranche or any portion thereof by the last day of the applicable LIBOR Period, Borrower shall be deemed to have elected to continue the LIBO Rate Tranche in question for an additional LIBOR Period. Any Rate Election Notice delivered by Borrower shall be irrevocable and may not be modified in any way without the prior, written approval of Lender. The LIBOR Period for the continuation of any LIBO Rate Tranche shall commence on the last day of the next preceding LIBOR Period. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained herein, if an Event of Default occurs or Borrower fails to comply with any of the conditions set forth in Section 3.3, all LIBO Rate Tranches will convert to Base Rate Tranches upon the expiration of the LIBOR Periods therefor. The conversion of a LIBO Rate Tranche to a Base Rate Tranche pursuant to a description in a Rate Election Notice shall only occur on the last Business Day of the LIBOR Period relating to such LIBO Rate Tranche. Lender is hereby authorized to rely upon Instructions, Rate Election Notices and other written communications concerning the Facility delivered by any authorized officer of Borrower, including Denis K. Sheahan and Robert D. Cozzone, and any other officer designated on a Notice of Authorized Borrowers, delivered by Borrower pursuant to Section 3.2.8 and from time to time thereafter.
          2.6.2. Interest Payments. Subject to Section 2.6.3 and except as otherwise expressly provided in the Subordinated Debenture, interest accrued (a) on the initial Borrowing Tranche shall be payable by Borrower in arrears on the last day of each March, June, September and December, beginning September 30, 2008, and on August 27, 2013, (b) on each LIBO Rate Tranche shall be payable by Borrower in arrears on the last day of each LIBOR Period and on the Maturity Date, and (c) on each Base Rate Tranche or any other outstanding amount of the Facility shall be payable by Borrower in arrears on the last day of each March, June, September and December, and on the Maturity Date.
          2.6.3. Default Interest. Notwithstanding the rates of interest and the payment dates specified in this Section 2.6, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of the Facility then outstanding and, to the extent permitted by applicable law, any interest payments not paid within five days after the same becomes due shall bear interest payable upon demand at a rate which is 3% per annum in excess of the rate of interest otherwise payable under this Agreement (the “Default Rate”). Notwithstanding anything to the contrary set forth in this Section 2.6.3 or elsewhere in this Agreement, the Default Rate shall only apply with respect to an

Event of Default relating to the Subordinated Debt if such Event of Default is one with respect to which Lender would be entitled to declare the Subordinated Debenture immediately due and payable pursuant to Section 8.1.2. In addition, all other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Transaction Documents, if not paid when due or, in the event no time period is expressed, if not paid within five days after written notice from Lender that the same has become due, shall thereafter bear interest at the foregoing Default Rate. Finally, any amount due on the Maturity Date which is not then paid shall also bear interest thereafter at the Default Rate.
          2.6.4. Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and the date of payment (with respect to the amount timely paid on such date) shall be excluded; provided, however, that if any funding is repaid on the same day on which it is made, one day’s interest shall be paid thereon. The parties hereto intend to conform strictly to applicable usury laws as in effect from time to time during the term of the Facility. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Agreement or the Subordinated Debenture, Borrower and Lender agree that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under or in connection with this Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to Borrower by Lender (or if such consideration shall have been paid in full, such excess refunded to Borrower by Lender).
     2.7. Certain Provisions Regarding LIBO Rate Tranches.
          2.7.1. Changes; Legal Restrictions. In the event the adoption of or any change in any law, treaty, rule, regulation, guideline or the interpretation or application thereof by a Governmental Agency (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) either (a) subjects Lender to any tax (other than income taxes or franchise taxes not specifically based on loan transactions), duty or other charge of any kind with respect to any LIBO Rate Tranche or changes the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable in connection with a LIBO Rate Tranche, or (b) imposes on Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the date of this Agreement (other than income taxes or franchise taxes not specifically based on loan transactions), and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining any LIBO Rate Tranches or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Lender, as applicable, upon demand, such amount or amounts as may be necessary to compensate Lender for any such additional cost incurred or reduced amounts received.
          2.7.2. LIBO Rate Lending Unlawful. If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding in the absence of readily demonstrable error) that the adoption of or any change in any law, treaty, rule, regulation, guideline or in the interpretation or application thereof by any Governmental Agency makes it unlawful for Lender to make or maintain any LIBO Rate Tranche, (a) the obligation of Lender to make or continue any LIBO Rate Tranche shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and (b) if required by such law, treaty, rule, regulation, guideline or interpretation or application thereof, all LIBO Rate Tranches shall automatically convert into Base Rate Tranches.
          2.7.3. Unascertainable Interest Rate. If Lender shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Tranches, then, upon notice from Lender to Borrower, the obligations of Lender to make or continue LIBO Rate Tranches shall forthwith be suspended, and thereafter the Facility shall continue as a Base Rate Tranche until Lender shall notify Borrower that the circumstances causing such suspension no longer exist. Lender will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Lender shall not have any liability with respect to any delay in giving such notice.
          2.7.4. Funding Losses. In the event Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make or maintain any LIBO Rate Tranche) as a result of any continuance, conversion, repayment or prepayment of the principal amount of, or failure to make or termination of, any LIBO Rate Tranche on a date other than the scheduled last day of the LIBOR Period applicable thereto, then, upon the written notice of such from Lender to Borrower, Borrower shall reimburse Lender for such loss or expense within three Business Days after receipt of such notice. Such written notice (which shall include calculations in reasonable detail) shall be conclusive and binding in the absence of readily demonstrable error.
          2.7.5. Additional Interest on LIBO Rate Tranches. So long as and to the extent Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in the definition of Reserve Percentage), and Lender’s performance under this Agreement shall have given rise to additional reserve requirements for Lender thereunder, Borrower shall pay to Lender additional interest on the unpaid principal amount of each LIBO Rate Tranche. Such additional interest shall accrue from the later of the date such reserve requirement commences and the date of the first disbursement under such LIBO Rate Tranche until the earlier of the date such reserve requirement ends and the date the principal amount of such LIBO Rate Tranche is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the LIBOR Period for such LIBO Rate Tranche from (b) the rate obtained by dividing the LIBO Rate by a percentage equal to 100% minus the Reserve Percentage as in effect from time to time during such LIBOR Period. Lender shall, as soon as practicable but not later than the last day of the LIBOR Period, provide notice to Borrower of any such additional interest arising in connection with such LIBO Rate Tranche and the certification of Lender that the additional amount is due and that the additional reserve requirement is applicable to such LIBO Rate Tranche. Such additional interest shall be payable directly to Lender on the dates specified herein for payment of interest. The calculation of such additional interest shall be made by Lender and provided to Borrower in writing and shall be conclusive and binding in the absence of readily demonstrable error.
          2.7.6. Notice of Changes or Increased Costs Relating to LIBO Rate Tranches. Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in this Section 2.7, it will notify Borrower of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect Lender’s rights to reimbursement provided for herein. The parties agree and acknowledge that Sections 2.7.4 and 2.7.5 hereof shall not apply in the first five (5) years of the Facility or thereafter so long as the Borrower elects the Base Rate borrowing option hereunder
     2.8. Payments. Borrower agrees that matters concerning prepayments, payments and application of payments shall be in accordance with Lender’s practices set forth in this Agreement and in the other Transaction Documents.
          2.8.1. Prepayment. Except as set forth in Section 2.9 and Section 5.6, the Subordinated Debenture may not be prepaid in any amount or at any time prior to August 27, 2013. Subject to Section 2.7.4 hereof, at any time after August 27, 2013, Borrower shall have the right to prepay, without penalty, all or a portion of the principal amount outstanding under the Subordinated Debt, on the following terms and conditions: (a) Borrower shall give Lender at least three Business Days’ prior written notice to Lender of its intent to make each prepayment; (b) each partial prepayment shall be in a minimum aggregate amount of $1,000,000 or any larger integral multiple of $1,000,000; and (c) each prepayment shall be made in immediately available funds and shall be made by paying the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment. Borrower is required under regulations of the FDIC to obtain prior FDIC approval before making any payment (including payment at maturity or pursuant to an acceleration clause or redemption prior to maturity).

Lender shall have no responsibility to verify whether Borrower has obtained FDIC approval for any such payment.
          2.8.2. Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lender’s written wire transfer instructions) of immediately available funds delivered to Lender not later than 11:00 a.m. (Central time) on the date due. Funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.
          2.8.3. Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.
          2.8.4. Application of Payments. All payments received by Lender from or on behalf of Borrower shall be applied first to amounts due to Lender to reimburse Lender’s costs and expenses, including those pursuant to Section 5.5 or Section 8.5, second to accrued interest under the Subordinated Debenture, and third to principal amounts outstanding under the Subordinated Debenture; provided, however, subject to Section 8.1.2 of this Agreement, that after the date on which the final payment of principal with respect to the Facility is due or following and during any Event of Default, all payments received on account of Borrower’s Liabilities shall be applied in whatever order, combination and amounts as Lender, in its sole and absolute discretion, decides, to all costs, expenses and other indebtedness owing to Lender. No amount paid or prepaid under the Subordinated Debenture may be reborrowed.
     2.9. Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including application of changes to Regulation H and Regulation Y of the FRB issued by the FRB on January 19, 1989 and regulations of the Comptroller of the Currency, Department of Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the capital required or expected to be maintained by Lender or any person or entity controlling Lender, and such increase is based upon the existence of Lender’s obligations hereunder and under other commitments of this type, then, within 10 days after demand from Lender, Borrower shall pay to Lender, from time to time, such amount or amounts as will compensate Lender or such controlling person or entity, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 2.9 shall take into consideration the policies of Lender or of any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section 2.9 shall be delivered to Borrower and shall be conclusive and binding in the absence of readily demonstrable error. Lender agrees and acknowledges that in the event that Lender undertakes to exercise its rights under this Section 2.9, Borrower shall be entitled, subject to receipt of any required regulatory approvals, to prepay the Facility, in whole but not in part, at any time within the ninety (90) day period following Borrower’s receipt of the certificate described above. In the event that Borrower timely prepays the Facility in whole within such ninety (90) day period, such amounts shall not be payable to Lender, and Borrower shall not be responsible for any prepayment fee, penalty or other costs.
3. DISBURSEMENTS.
     3.1. Initial Disbursement. At such time as all of the terms and conditions set forth in Sections 3.2 and 3.3 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Transaction Documents and any other related documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to Borrower the Initial Disbursement under the Subordinated Debenture, as set forth in the Instructions, which shall be delivered to Lender at least one Business Day prior to the date of the Initial Disbursement.

     3.2. Conditions Precedent to Initial Disbursement. Lender’s obligation to purchase the Subordinated Debenture and disburse the Initial Disbursement is subject to the satisfaction of the following conditions precedent:
          3.2.1. Documents. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Initial Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following documents, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:
               3.2.1.1. Opinion. An opinion of counsel of Borrower in substantially the form attached as Exhibit C hereto and otherwise satisfactory to Lender, dated the date of the Initial Disbursement.
               3.2.1.2. Transaction Documents. The Transaction Documents, including the Subordinated Debenture.
               3.2.1.3. Authority Documents.
                    (a) A copy, certified by the appropriate secretary of state or Governmental Agency, of the articles of organization of Borrower;
                    (b) A good standing certificate of Borrower issued by the appropriate secretary of state or Governmental Agency;
                    (c) A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the bylaws of Borrower;
                    (d) A copy, certified by the Secretary or an Assistant Secretary of Borrower, of the resolutions of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Subordinated Debenture and the other Transaction Documents; and
                    (e) An incumbency certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement, the Subordinated Debenture and the other Transaction Documents, together with a sample of the true signature of each such officer (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein).
               3.2.1.4. Regulatory Consents. Copies certified by the Secretary or an Assistant Secretary of Borrower of all documents evidencing all necessary consents, approvals and determinations of any Governmental Agency with respect to the transactions contemplated in the Transaction Documents and any other transactions between Lender and Borrower.
               3.2.1.5. Instructions. The Instructions.
               3.2.1.6. Notice of Authorized Borrowers. A Notice of Authorized Borrowers, in substantially the form attached as Exhibit D hereto.
               3.2.1.7. Authorization to Debit Account. An Authorization to Debit Account, in substantially the form attached as Exhibit E hereto.
               3.2.1.8. Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes or other documents which are provided for hereunder or as Lender may reasonably request.

          3.2.2. Closing Fee. Borrower shall have paid to Lender a non-refundable closing fee in the amount of $300,000 in immediately available funds, which fee shall be fully earned on the date of the Initial Disbursement.
          3.2.3. Certain Costs of Lender. Borrower shall have reimbursed Lender for certain costs and expenses incurred by Lender to date in connection with the transactions contemplated herein, such as Lender’s attorneys’ fees and expenses, that Borrower is obligated to pay pursuant to Section 5.5.
          3.2.4. Other Requirements. Borrower shall deliver to Lender such other additional information regarding Borrower, any Subsidiary and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as Lender may reasonably request.
     3.3. Conditions to Renewals and Conversions. Each Rate Election Notice submitted by Borrower hereunder shall constitute an affirmation that Borrower has performed, observed and complied with its covenants, conditions and agreements contained herein in all material respects. At any time that any of the following are true, any LIBO Rate Tranches will automatically convert to Base Rate Tranches upon the expiration of the LIBOR Period therefore:
          3.3.1. Default. There exists an Event of Default or Unmatured Event of Default.
          3.3.2. Legislation or Proceedings. Any legislation has been passed or any suit or other proceeding has been instituted, the effect of which is to prohibit, enjoin (or to declare unlawful or improper) or otherwise adversely affect, in Lender’s reasonable judgment, Borrower’s performance of its obligations hereunder, or any litigation or governmental proceeding has been instituted or threatened against Borrower or any Subsidiary or any of their officers or shareholders which, in Lender’s reasonable judgment, has a Material Adverse Effect.
          3.3.3. Material Adverse Effect. There has occurred, in Lender’s reasonable judgment, a Material Adverse Effect since the Borrower 2007 Financial Statements Date.
          3.3.4. Representations and Warranties. Any representation or warranty of Borrower contained herein, or any information set forth in the recitals hereto, that is (a) not qualified as to materiality or Material Adverse Effect is not true and correct in all material respects, or (b) qualified as to materiality or Material Adverse Effect is not true and correct in all respects, in each case on and as of the date of any Borrowing Tranche, with the same effect as though such representations and warranties had been made, or such information had been presented, on and as of such date.
          3.3.5. Approvals. All necessary or appropriate actions and proceedings have not been taken in connection with, or relating to, the transactions contemplated hereby and all documents incident thereto have not been completed and tendered for delivery, in substance and form satisfactory to Lender, including, if appropriate in the opinion of Lender, Lender’s failure to have received evidence of all necessary approvals from Governmental Agencies.
          3.3.6. Other Documents. Lender has not received in substance and form reasonably satisfactory to Lender, all certificates, affidavits, schedules, resolutions, opinions, notes, or other documents which are provided for hereunder or which it may reasonably request.

4. GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:
     4.1. Organization and Authority.
          4.1.1. Organization Matters. Borrower is a Massachusetts state-chartered trust company, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority, and possesses all licenses necessary, to conduct business and activities as presently conducted, own its properties and perform its obligations under this Agreement. The deposit accounts of Borrower are insured by the FDIC to the maximum extent permitted by applicable law. Borrower has not received any notice or other information indicating that Borrower is not an “insured depository institution” as defined in 12 U.S.C. 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Borrower as an FDIC-insured institution. Borrower and the Subsidiaries have made payment of all franchise and similar taxes in all of the respective jurisdictions in which they are incorporated, chartered or qualified, except for any such taxes (a) where the failure to pay such taxes will not have a Material Adverse Effect, (b) the validity of which is being contested in good faith and (c) for which proper reserves have been set aside on the books of Borrower or any applicable Subsidiary, as the case may be.
          4.1.2. Capital Stock and Related Matters. Section 4.1.2 of the Disclosure Schedule correctly and completely sets forth (a) the state or states in which Borrower conducts its business, and (b) a list of each class of stock of Borrower and the number of authorized and issued and outstanding shares of each class of stock of Borrower. Except as set forth on Section 4.1.2 of the Disclosure Schedule, there is no plan, agreement or understanding providing for, or contemplating, the issuance of any additional shares of capital stock of Borrower. All of the outstanding capital stock of Borrower is owned beneficially and of record by Bancorp and has been duly authorized, legally and validly issued, fully paid and nonassessable. Except as set forth on Section 4.1.2 of the Disclosure Schedule, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Borrower or obligating Borrower to grant, extend or enter into any such agreement or commitment.
          4.1.3. Subsidiaries. Section 4.1.3 of the Disclosure Schedule correctly and completely sets forth a list of all of the Subsidiaries, each of which is directly wholly owned by Borrower. Each Subsidiary is validly existing and in good standing under the laws of its jurisdiction or organization, and each Subsidiary has all requisite power and authority, corporate or otherwise, and maintains all licenses necessary, to conduct its business as presently conducted and own its properties.
     4.2. No Impediment to Transactions.
          4.2.1. Transaction is Legal and Authorized. The borrowing of the principal amount of the Facility, the execution of this Agreement and the other Transaction Documents, and compliance by Borrower with all of the provisions of this Agreement and of the other Transaction Documents are within the corporate and other powers of Borrower. This Agreement and the other Transaction Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower, and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.
          4.2.2. No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their terms and conditions will: (a) violate, conflict with, or result in a material breach of, or constitute a material default under (i) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, charter, bylaw or any other agreement or instrument to which Borrower or any Subsidiary is now a party or by which any of them or any of their properties may be bound or affected, (ii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency, or (iii) any statute, rule or regulation applicable to Borrower; or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Borrower or any Subsidiary. As of the date of this Agreement, none of Borrower or any Subsidiary is in material default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing indebtedness of any kind or pursuant to which any such indebtedness is issued, or other agreement or instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or their respective properties may be bound or affected.
           4.2.3. Governmental Consent. Except for those listed in Section 4.2.3 of the Disclosure Schedule (which have previously been obtained and delivered pursuant to Section 3.2.1.4), no governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Borrower and no registrations or declarations are required to be filed by Borrower in connection with, or in contemplation of, the execution and delivery of, and performance under, this Agreement and the other Transaction Documents.
     4.3. Purposes of the Facility.
          4.3.1. Use of Proceeds. Borrower shall use the proceeds of the Facility for general corporate purposes. The Facility is an exempt transaction under the Truth-in-Lending Act, as amended or recodified. Borrower does not own any “margin security” as such term is defined in Regulation G of the FRB. Borrower will not use any part of the proceeds of the Facility (a) directly or indirectly to purchase or carry any margin security or reduce or retire any indebtedness originally incurred to purchase any such margin security within the meaning of Regulation U of the FRB, or (b) so as to involve Borrower or Lender in a violation of Regulation U of the FRB. Borrower agrees to execute, or cause to be executed, all instruments necessary for this Facility to comply with all of the requirements of Regulation U of the FRB.
          4.3.2. Usury. None of the amounts to be received by Lender as interest under the Subordinated Debenture is usurious or illegal under applicable law.
     4.4. Financial Condition.
          4.4.1. Borrower Financial Statements. Borrower has delivered to Lender copies of the call reports filed by Borrower with state or federal bank regulatory agencies (the “Borrower 2007 Financial Statements”) for the 12 months ended December 31, 2007 (the “Borrower 2007 Financial Statements Date”). The Borrower 2007 Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and the Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as of, and for the period ending at, such date. In addition, Borrower has delivered to Lender copies of the call reports filed by Borrower with state or federal bank regulatory agencies for the period ending June 30, 2008 (the “Interim Financial Statements” and together with the Borrower 2007 Financial Statements, the “Borrower Financial Statements”). The Interim Financial Statements are true and correct in all material respects, are prepared in accordance with the respective books of account and records of Borrower and the Subsidiaries and have been prepared in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower and its assets and liabilities and the results of its operations as of, and for the period ending at, such date, subject to customary year-end adjustments. The Borrower Financial Statements contain and reflect provisions for taxes, reserves and other liabilities of Borrower in accordance with applicable banking regulations, rules and guidelines, respectively. Borrower does not have, as of the date of this Agreement, any material debt, liability or obligation of any nature (whether accrued, contingent, absolute or otherwise) which is not provided for or disclosed in the Borrower Financial Statements.
          4.4.2. Absence of Default. As of the date of this Agreement, no event has occurred, which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Borrower the right to accelerate the maturity of any indebtedness of Borrower for borrowed money. Borrower is not in default under any lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which has a Material Adverse Effect.
          4.4.3. Loans. As of the date of this Agreement, each loan having an outstanding balance of more than $1,000,000 and reflected as an asset of Borrower in the Borrower Financial Statements is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors’ rights or equitable principles generally. To Borrower’s best knowledge, as of the date of this Agreement (a) no obligor named therein is seeking to avoid the enforceability of the terms of any loan, and (b) no loan having an unpaid balance (principal and accrued interest) in excess of $1,000,000 is subject to any defense, offset or counterclaim.
          4.4.4. Allowance for Loan and Lease Losses. The allowance for loan and lease losses shown in the Borrower Financial Statements has been established in a manner consistent with past practices and in accordance with applicable regulatory guidelines and as of the date of this Agreement, is adequate in all respects to provide for losses, net of recoveries relating to loans previously charged off, on loans and leases outstanding as of the date of such statements or reports.
          4.4.5. Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any Subsidiary.
          4.4.6. Subordination. The Subordinated Debenture ranks senior in all respects, including with respect to the right of payment, to all existing regulatory capital-qualified subordinated debt issued by Borrower.
     4.5. Title to Properties.
          4.5.1. Owned Property. Borrower and the Subsidiaries have, respectively, good and marketable fee title to all the Properties, and, as of the date of this Agreement, good and indefeasible title to all other property and assets reflected in the Borrower Financial Statements, except for (a) real property and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Borrower, (b) property or other assets leased by Borrower or the Subsidiaries, and (c) property and assets sold or otherwise disposed of in the ordinary course of the Borrower’s business subsequent to the date of the Borrower Financial Statements. Except for Properties and other assets acquired and/or being acquired from debtors in full or partial satisfaction of obligations owed to Borrower and property or other assets leased by Borrower or any Subsidiary, all property and assets of any kind (real or personal, tangible or intangible) of Borrower and any Subsidiary are free from any liens, encumbrances or defects in title, except for the following: (a) any liens granted previously by Borrower to Lender and (b) liens or other third-party interest incurred, created or maintained in the ordinary course of Borrower’s banking business and consistent with customary banking practices (including pledges of loans and investment securities). Except as set forth on Section 4.5.1 of the Disclosure Schedule, as of the date hereof no financing statement under the UCC that names Borrower or any Subsidiary as debtor has been filed, and none of Borrower or any Subsidiary has signed any pledge agreement authorizing any secured party thereunder to file any such financing statement.
          4.5.2. Leased Property. For assets or properties leased by Borrower or any Subsidiary, Borrower and each such Subsidiary enjoy peaceful and undisturbed possession under all of the Leases under which they are operating, all of which permit the customary operations of Borrower and any Subsidiary, as applicable.
     4.6. No Material Adverse Effect. From the Borrower 2007 Financial Statements Date to the date of this Agreement, neither Borrower nor any Subsidiary has been materially and adversely affected in any way, as the result of any act or event, including fire, explosion, accident, act of God, strike, lockout, flood, drought, storm, earthquake, combination of workmen or other labor disturbance, riot, activity of armed forces or of the public enemy, embargo, or nationalization, condemnation, requisition or taking of property, or cancellation or modification of contracts, by any domestic or foreign government or any instrumentality or agency thereof. From the Borrower 2007 Financial Statements Date to the date of this Agreement, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise.
     4.7. Legal Matters.
          4.7.1. Compliance with Law. From January 1, 1998 to the date of this Agreement, Borrower and the Subsidiaries have complied with, and as of the date of this Agreement, Borrower and the Subsidiaries are in compliance with, all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where any such failure to comply would not have a Material Adverse Effect.
          4.7.2. Taxes. Borrower and each Subsidiary have filed all United States income tax returns and all state and municipal tax returns which are required to be filed, and have paid, or made adequate provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. There is no audit, assessment or, to Borrower’s best knowledge, other proposed action or inquiry of the Internal Revenue Service with respect to the United States income tax liability of Borrower or any Subsidiary. Borrower and each Subsidiary have withheld amounts from their employees, shareholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, and each has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been made within the time period required by law.
          4.7.3. Regulatory Enforcement Actions. As of the date of this Agreement, none of Borrower, any Subsidiary or any of their respective officers or directors is now operating under any restrictions, agreements, memoranda, or commitments (other than restrictions of general application) imposed by any Governmental Agency. As of the date of this Agreement, no such restrictions are threatened, and there are no such agreements, memoranda or commitments being sought by any Governmental Agency.
          4.7.4. Pending Litigation. Except as set forth on Section 4.7.4 of the Disclosure Schedule, there are no actions, suits, proceedings or written agreements pending, or, to Borrower’s best knowledge, threatened or proposed, against Borrower or any Subsidiary, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, have a Material Adverse Effect. None of Borrower or any Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that, either separately or in the aggregate, have a Material Adverse Effect.
          4.7.5. RICO. There are no suits, actions or proceedings pending or threatened against Borrower or any Subsidiary, or any officer or director thereof, under a RICO Related Law.
          4.7.6. ERISA. All Employee Benefit Plans (as defined in Section 3(3) of ERISA) established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes are in material compliance with applicable requirements of ERISA and are in material compliance with applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such plans. Each Employee Benefit Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) complies with and has been maintained and operated in material compliance with each of the requirements of Section 4980B of the Code. Neither Borrower nor any ERISA Affiliate has failed to make on a timely basis any required contributions or to pay on a timely basis any amounts with respect to any Employee Benefit Plan or ERISA or any other applicable law. No “reportable event” or non-exempt “prohibited transaction,” as defined in ERISA, has occurred and is continuing as to any Employee Benefit Plan and no excise taxes have been incurred or security is required with respect to any Employee Benefit Plan. Except as set forth on Section 4.7.6 of the Disclosure Schedule, no Employee Benefit Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which Borrower or any ERISA Affiliate could be liable to any Person under Title IV of ERISA if any such plan were terminated. All Employee Benefit Plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations under Title IV of ERISA relating to any Employee Benefit Plan that is a multiemployer plan if any such plan were terminated or if Borrower or any ERISA Affiliate withdrew from any such plan. Except as required by Section 4980B of the Code or applicable state insurance laws, neither Borrower nor any ERISA Affiliate has promised any employee medical coverage after termination of employment, or promised medical coverage to any former employee or other individual not employed by Borrower or any ERISA Affiliate, and neither Borrower nor any ERISA Affiliate maintains or contributes to any plan or arrangement providing medical benefits to employees after their termination of employment or any other individual not employed by Borrower or any ERISA Affiliate.
          4.7.7. Environmental. No Property is, or, to Borrower’s best knowledge, has been, a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Borrower nor any Subsidiary has engaged in such activities. Each Property is, and Borrower and each Subsidiary are, in compliance with all Hazardous Materials Laws. There are no claims or actions relating to any Hazardous Materials or pursuant to any Hazardous Materials Law (“Hazardous Materials Claims”) pending or, to Borrower’s best knowledge, threatened, and, in the past, there have not been any Hazardous Materials Claims against Borrower or any Subsidiary or any Property by any Governmental Agency or by any other Person.
     4.8. Borrower Status.
          4.8.1. Restrictions on Borrower. Neither Borrower nor any Subsidiary is a party to or bound by any contract, agreement or instrument entered into outside the ordinary course of its business which has or would reasonably be expected to have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or the Subordinated Debenture.
          4.8.2. Non-Foreign Status. Borrower is not a nonresident alien for purposes of United States income taxation and is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Code or any regulations promulgated thereunder).
          4.8.3. Investment Company Act. Borrower is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     4.9. Representations and Warranties Generally. The representations and warranties set forth in this Agreement or in any other Transaction Document will be true and correct (a) on the date of this Agreement, (b) as of the date of the Initial Disbursement, (c) as otherwise provided herein, and (d) as otherwise provided in the quarterly compliance certificates delivered pursuant to Section 6.4 with the same force and effect as if made on each such date; provided, however, that those representations and warranties that are expressly made as of the date of this Agreement shall not be deemed to be made on a continuing basis through any compliance certificate or in connection with any renewal or conversion of a Borrowing Tranche. All representations, warranties, covenants and agreements made in this Agreement, the other Transaction Documents or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement or the other Transaction Documents shall be deemed to have been relied upon by Lender pursuant to the terms hereof and notwithstanding

Lender’s review of any documents or materials delivered by Borrower to Lender and any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Facility and all disbursements thereunder). All representations, warranties, covenants and agreements made in this Agreement, the other Transaction Documents or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement or the other Transaction Documents shall survive the making of any or all of the disbursements of proceeds under the Facility and continue in full force and effect as long as there remains unperformed any obligations to Lender under this Agreement or any of the other Transaction Documents.
5. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:
     5.1. Compliance with Transaction Documents. Borrower shall comply with, observe, and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Transaction Documents.
     5.2. Material Transactions.
          5.2.1. Merger and Consolidation. Borrower shall not consolidate with or merge with any Person unless: (a) the successor entity which results from such consolidation or merger, if not Borrower (the “Surviving Entity”), shall (i) be a solvent FDIC-insured depository institution organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, (ii) have executed and delivered to the holder of the Subordinated Debenture its assumption of the due and punctual payment of the principal of and premium, if any, and interest on the Subordinated Debenture, and the due and punctual performance and observation of all of the covenants in the Subordinated Debenture, this Agreement and any other Transaction Document to be performed or observed by Borrower, and (iii) furnish to such holder an opinion of counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Entity enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of Borrower or any of its Subsidiaries as a result of such transaction as having been incurred by Borrower or such Subsidiary at the time of such transaction, no Event of Default or Unmatured Event of Default would exist.
          5.2.2. Restricted Payments. If (a) an Event of Default under Section 8.1.1.1 has occurred and is continuing or (b) Lender notifies Borrower in writing that any other Event of Default has occurred (other than with respect to any failure by Borrower to perform its obligations under Section 7 or any Event of Default under Section 8.1.1.4) and, in Lender’s reasonable judgment, such Event of Default is a result of Borrower’s intentional breach of any of Borrower’s agreements, undertakings, obligations, covenants or conditions under this Agreement and such breach continues for a period of thirty Business Days after notice from Lender to Borrower that such Event of Default has occurred and that Lender intends to enforce its remedies under this Section 5.2.2, Borrower shall not (i) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (ii) make loans or advances to Bancorp, (iii) make any payments of interest, principal or premium on, or repay, repurchase or redeem (A) any indebtedness of Borrower payable to Bancorp, or (B) any other indebtedness of Borrower that ranks pari passu with or junior to the Subordinated Debenture, or (iv) make any guarantee payments on any obligations ranking pari passu with or junior to the Subordinated Debenture.
          5.2.3. Incurring Debt. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not itself, nor shall it cause, permit or allow any Subsidiary to (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any Indebtedness or (b) other than Permitted Liens, create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor), security interest, assignment, lien or charge of any kind or character upon or with respect to any of their real or personal property, including any capital stock owned by Borrower whether owned at the date hereof or hereafter acquired, or assign or otherwise convey any right to receive income.
          5.2.4. Asset Sales. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not, and shall cause each Subsidiary not to, dispose of, by sale, assignment, lease or otherwise, properties or assets, now owned or hereafter acquired, if such properties or assets plus all other properties and assets sold, leased, transferred or otherwise disposed of during the 12-month period ending on the date of such sale, lease or other disposition shall have an aggregate value of more than 50% of the consolidated assets of Borrower as reflected in the most recent balance sheet delivered to Lender pursuant to Section 6.1, except to a transferee that (a) satisfies the requirements of a Surviving Entity set forth in Section 5.2.1(a) and (b) following the completion of such asset acquisition, holds in excess of 50% of the consolidated assets of Borrower as reflected in the most recent balance sheet delivered to Lender pursuant to Section 6.1.
          5.2.5. Capital Stock Matters. Borrower shall not redeem or purchase any of its capital stock or its other outstanding securities, declare a stock dividend, otherwise change its capital structure, or cease to be a wholly owned subsidiary of Bancorp.
          5.2.6. Other Matters. Borrower shall notify Lender of any of the following at least 10 days prior to the effectiveness thereof: (a) any change in the name of Borrower or any Subsidiary; (b) any change in the headquarters or principal place of business of Borrower or any Subsidiary; (c) to the extent permitted by applicable law, the issuance, execution or adoption of any formal or informal (whether voluntary or involuntary) regulatory action with respect to Borrower or any Subsidiary at the request of any Governmental Agency; and (d) any change in the capital structure of Borrower.
     5.3. Business Operations.
          5.3.1. Banking Practices. Borrower shall not, and shall cause each Subsidiary not to, engage in any unsafe or unsound banking practices as determined by a Governmental Agency.
          5.3.2. Affiliate Transactions. Borrower shall not, and shall cause each Subsidiary not to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of business and in accordance with applicable laws and regulations, and pursuant to the reasonable requirements of Borrower’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations.
     5.4. Compliance with Laws.
          5.4.1. Generally. Borrower shall comply, and shall cause each Subsidiary to comply with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except in each case, where such noncompliance does not have a Material Adverse Effect.
          5.4.2. Regulated Activities Borrower shall not, and shall cause each Subsidiary not to, (a) engage in any business or activity not permitted by all applicable laws and regulations, or (b) make any loan or advance secured by the capital stock of another bank or depository institution, in each case other than in the ordinary course of business and in accordance with applicable laws and regulations and safe and sound banking practices.
          5.4.3. Taxes. Borrower shall promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Borrower or any Subsidiary or upon the income, profits, or property of Borrower or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Borrower or any Subsidiary. None of Borrower or any Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings and reserves therefor shall be maintained on the books of Borrower and such Subsidiary as are reasonably deemed adequate by Lender.
          5.4.4. ERISA. As soon as possible, and in any event within 10 Business Days, after (a) Borrower or any ERISA Affiliate knows that, with respect to any Employee Benefit Plan, a “prohibited transaction,” a “reportable event,” or any other event or condition which could subject Borrower or any ERISA Affiliate to liability under ERISA or the Code, has or may have occurred, or (b) the institution of steps by Borrower or any ERISA Affiliate to withdraw from, or the institution of any steps by any party to terminate, any Employee Benefit Plan has or may have occurred, and which constitutes a Material Adverse Effect, Borrower shall deliver to Lender a certificate of a responsible officer setting forth the details of such matter, the action that Borrower proposes to take with respect thereto, and any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guarantee Corporation. For purposes of this covenant, Borrower shall be deemed to have knowledge of all facts known by the fiduciaries of any plan of Borrower or any ERISA Affiliate.
          5.4.5. Environmental Matters. Borrower shall: (a) exercise, and shall cause each Subsidiary to exercise, due diligence in order to comply with all Hazardous Materials Laws; (b) promptly advise Lender in writing and in reasonable detail of (i) any Condition or Release required to be reported to any Governmental Agency under any applicable Hazardous Materials Laws and which constitutes a Material Adverse Effect, (ii) any and all written communications with respect to Hazardous Materials Claims or any Condition or Release constituting a Material Adverse Effect required to be reported to any Governmental Agency, (iii) any remedial action taken by Borrower or any other Person in response to (A) any Hazardous Material on, under or about any Property, the existence of which is reasonably likely to give rise to a Hazardous Materials Claim constituting a Material Adverse Effect, or (B) any Hazardous Materials Claim that has a Material Adverse Effect, (iv) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that is reasonably likely to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Law constituting a Material Adverse Effect, and (v) any request for information from any Governmental Agency indicating that such agency has initiated an investigation as to whether Borrower or any Subsidiary may be potentially responsible for a Condition or Release or threatened Condition or Release of Hazardous Materials constituting a Material Adverse Effect; (c) at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 5.4.5; and (d) promptly take any and all necessary commercially reasonable remedial action in connection with any Condition or Release or threatened Condition or Release on, under or about any Property in order to comply with all applicable Hazardous Materials Laws. In the event Borrower or any Subsidiary undertakes any remedial action with respect to such Hazardous Material on, under or about any Property, Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Hazardous Materials Laws and in accordance with the policies, orders and directives of all Governmental Agencies. Borrower shall permit Lender, from time to time and in its sole and absolute discretion, to retain, at Borrower’s expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Borrower or any Subsidiary. Borrower shall also permit Lender, at reasonable times and subject to reasonable conditions, to conduct its own investigation of any Property, and Borrower agrees to use its commercially reasonable efforts to obtain permission for Lender’s professional consultant to conduct its own investigation of any Property and shall cause each Subsidiary to do the same. Borrower hereby grants to Lender, its agents, employees, consultants, and contractors the right to enter into or on to, at reasonable times, any Property to perform such tests on such Property as are reasonably necessary to conduct such investigation. Borrower shall promptly notify Lender of (1) any acquisition of stock, assets, or property by Borrower or any Subsidiary that reasonably could be expected to expose Borrower or any Subsidiary to, or result in, a Hazardous Materials Claim that has a Material Adverse Effect, and (2) any proposed action outside the ordinary course of business to be taken by Borrower or any Subsidiary to commence industrial or other operations that is reasonably likely to subject Borrower or any Subsidiary to additional laws, rules or regulations, including laws, rules and regulations requiring additional material environmental permits or licenses.

          5.4.6. Environmental Indemnity. Borrower shall indemnify, defend and hold harmless Lender and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (including any participants in the Facility), from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including attorneys’ fees and expenses), which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against any of Lender and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (including any participants in the Facility), as a direct or indirect consequence of (a) any Hazardous Materials Claim or any other violation of a Hazardous Materials Law, or (b) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property or otherwise by Borrower or any Subsidiary. Borrower’s duty and obligation to indemnify, defend and hold harmless Lender and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (including any participants in the Facility), shall survive the cancellation of the Subordinated Debenture and any other Transaction Documents.
          5.4.7. Corporate Existence. Except in connection with a consolidation or merger in compliance with Section 5.2.1, Borrower shall do or cause to be done all things necessary to maintain, preserve and renew its corporate existence and that of the Subsidiaries and its and their rights and franchises, and comply with all related laws applicable to Borrower or the Subsidiaries.
     5.5. Lender Expenses. Whether or not the Initial Disbursement is made, Borrower will (a) pay all reasonable costs and expenses of Lender incident to the transactions contemplated by this Agreement including all costs and expenses incurred in connection with the preparation, negotiation and execution of the Transaction Documents, provided that such costs and expenses shall not exceed $65,000, or in connection with any modification, amendment, alteration, or the enforcement of this Agreement, the Subordinated Debenture or the other Transaction Documents (including Lender’s out-of-pocket expenses and the charges and disbursements to internal counsel of Lender or U.S. Bank or third party counsel or credit underwriters retained by Lender), and (b) pay and hold Lender and all other holders of the Subordinated Debenture harmless against any and all liability with respect to amounts payable as a result of (i) any taxes which may be determined to be payable in connection with the execution and delivery of this Agreement, the Subordinated Debenture or the other Transaction Documents, or any modification, amendment or alteration of the terms or provisions of this Agreement, the Subordinated Debenture or the other Transaction Documents, (ii) any interest or penalties resulting from nonpayment or delay in payment of such expenses, charges, disbursements, liabilities or taxes, and (iii) any income taxes in respect of any reimbursement by Borrower for any such violations, taxes, interests or penalties paid by Lender. The obligations of Borrower under this Section 5.5 shall survive the repayment in full of the Subordinated Debenture. Any of the foregoing amounts incurred by Lender and not paid by Borrower upon demand shall bear interest from the date incurred at the rate of interest in effect or announced by Lender from time to time as its Base Rate plus 3% per annum and shall be deemed part of Borrower’s Liabilities hereunder.
     5.6. Subordinated Debt. If all or any portion of the Subordinated Debt ceases to be deemed to be Tier 2 Capital due to a regulatory interpretation of Section 5.2.2 of this Agreement, the parties agree to negotiate in good faith with respect to an amendment to Section 5.2.2 of this Agreement that would enable the Subordinated Debt to continue to be deemed to be Tier 2 Capital. If all or any portion of the Subordinated Debt otherwise ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed by the FDIC on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, Borrower shall: (a) immediately notify Lender; and (b) immediately upon request of Lender execute and deliver all agreements (including replacement debentures) as Lender may reasonably request in order to restructure the applicable portion of the obligations evidenced by the Subordinated Debt as a senior obligation of Borrower. Lender hereby acknowledges and agrees that, in accordance with Section 5.2.3 hereof, such senior obligation of Borrower will not prohibit the incurrence of additional indebtedness by Borrower that is in all respects (including with respect to the right of payment) expressly junior and subordinate to or pari passu with such senior obligation of Borrower. Lender agrees and acknowledges that in the event that Lender undertakes to exercise its rights under this Section 5.6, Borrower shall be entitled, subject to receipt of any regulatory approvals, to prepay the Facility, in whole but not in part, at any time within the one hundred twenty (120)-day period following Borrower’s receipt of Lender’s requests described above on the following terms and conditions: (a) such prepayment shall be made in immediately available funds; and (b) such prepayment shall be made by paying the sum of (i) the principal amount to be prepaid, plus (ii) all unpaid accrued interest thereon to the date of prepayment, plus (iii) (A) with respect to any prepayment made on or prior to August 27, 2012, an amount equal to the total amount of interest that would be due under the Subordinated Debenture from the date of prepayment to the one year anniversary of the date of prepayment, and (B) with respect to any prepayment made after August 27, 2012 but prior to August 27, 2013, an amount equal to the total amount of interest that would be due under the Subordinated Debenture from the date of prepayment to August 27, 2013, in each case calculated in accordance with Section 2.6.4 hereof, using an interest rate equal to 7.02%. Except as provided in the immediately preceding sentence, Borrower shall not be obligated to pay any prepayment fee or penalty in respect of the exercise of Borrower’s prepayment right under this Section 5.6.
     5.7. Inspection Rights. Borrower shall permit, and shall cause the Subsidiaries to permit, Lender, through Lender’s employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of Borrower or any Subsidiary at such times as Lender reasonably may request, subject to applicable confidentiality and privacy obligations of Lender under the Confidentiality Agreement, which obligations shall survive to the later of the term of the Confidentiality Agreement or the termination of this Agreement.
6. REPORTING. Borrower shall furnish and deliver or cause to be furnished and delivered to Lender:
     6.1. Annual. To the extent not available on the EDGAR system maintained by the SEC, as soon as available, but in any event not more than 90 days after the close of each fiscal year of Borrower, or within such further time as Lender may permit, consolidated and consolidating audited financial statements for Bancorp, Borrower and the Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein. Any financial statements delivered or available on the EDGAR system maintained by the SEC (a) shall be true and correct in all material respects, prepared in accordance with the respective books of account and records of Borrower and the Subsidiaries and in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the consolidated financial condition and the results of operations of Bancorp, Borrower and the Subsidiaries and their assets and liabilities, and for the period ending at, such date and (b) shall be accompanied by the unqualified opinion of Borrower’s Accountant. As soon as available, but in any event not more than 45 days after the close of each fiscal year of Borrower, or within such further time as Lender may permit, the internally prepared “watch list” or other reports of Borrower with respect to delinquent, classified or assets requiring special attention.
     6.2. Quarterly. To the extent not available on the publicly accessible website maintained by the FDIC or on the EDGAR System maintained by the SEC, as soon as available, but in any event not more than 45 days after the close of each quarterly period of each fiscal year of Borrower, or within such further time as Lender may permit, (a) the call reports filed by Borrower with state or federal bank regulatory agencies, (b) Forms FRY-9C filed by Bancorp with the federal bank regulatory agencies, and (c) the consolidated and consolidating unaudited financial statements for Bancorp, Borrower and its Subsidiaries, including a balance sheet and related profit and loss statement, prepared in accordance with GAAP consistently applied throughout the periods reflected therein.. Any financial reports delivered or available on the publicly accessible website maintained by the FDIC, or on the EDGAR system maintained by the SEC, shall be true and correct in all material respects, prepared in accordance with the respective books of account and records of Borrower and the Subsidiaries or Bancorp, as applicable, and in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower or Bancorp, as applicable, and its assets and liabilities and the results of its operations as of, and for the period ending at, such date.

     6.3. Securities Filings. As soon as practicable, but in any event not more than three Business Days after any such filings shall be made with the SEC or any exchange or market on which the capital stock of Bancorp may be traded, all reports or other filings required to be made by Bancorp pursuant to the Securities Exchange Act of 1934, as amended or recodified, that are not otherwise provided for under Sections 6.1 and 6.2.
     6.4. Compliance Certificate. Borrower shall furnish to Lender, at the same time as it furnishes the quarterly financial reports referred to in Section 6.2, a quarterly compliance certificate in the form attached as Exhibit F hereto. Such quarterly compliance certificate shall be signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower and shall also contain, in a form and with such specificity as is reasonably satisfactory to Lender, such additional information as Lender shall have reasonably requested prior to the submission thereof.
     6.5. Copies of Other Reports and Correspondence. To the extent permitted by law and not otherwise provided for under Sections 6.1, 6.2 or 6.3, promptly after such reports or documents are prepared or become available, copies of each of the following: (a) each annual report, proxy or financial statement or other report or communication sent by Borrower or any Subsidiary to its shareholders; (b) all annual, regular, periodic and special reports and registration statements which Borrower or any Subsidiary may file or be required to file with any federal or state banking regulatory agency or any other Governmental Agency or with any securities exchange; (c) each Uniform Bank Performance Report with respect to Borrower; and (d) one copy of each written audit report submitted to Borrower by Borrower’s Accountant.
     6.6. Proceedings. Except as may be prohibited by law, immediately after receiving knowledge thereof, notice in writing of all charges, assessments, actions, suits and proceedings (as well as notice of the outcome of any such charges, assessments, actions, suits and proceedings) that are initiated by, or brought before, any court or Governmental Agency, related to Borrower or any Subsidiary, including any action, suit or proceeding to obtain against, impose on or require from Borrower, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, a written agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends or any debt by Borrower, restrictions that make the payment of dividends or debt by Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the FDI Act, or any similar enforcement action, measure or proceeding.
     6.7. Event of Default; Material Adverse Effect. Promptly after the occurrence thereof, notice of any other matter which has resulted in, or could reasonably be expected to result in, an Unmatured Event of Default, an Event of Default or Material Adverse Effect.
     6.8. Conduct of Business; Issuance of Borrower Capital Stock. An amended Section 4.1.2 of the Disclosure Schedule in the event that Borrower changes the states in which it conducts its business or issues any capital stock as provided in Section 4.1.2.
     6.9. Subsidiaries. An amended Section 4.1.3 of the Disclosure Schedule in the event of a change in Subsidiaries.
     6.10. Other Information Requested by Lender. Such other information concerning the business, operations, financial condition and regulatory status of Borrower or any Subsidiary as Lender may from time to time reasonably request, so long as such information is not confidential and related to a customer of Borrower or any Subsidiary.
7. FINANCIAL COVENANT. Borrower shall maintain such capital as may be necessary to cause Borrower to be classified at all times as “well capitalized”, in accordance with the rules and regulations of its primary federal regulator, as in effect from time to time and consistent with the financial information and reports contemplated in Section 6.

8. BORROWER’S DEFAULT.
     8.1. Borrower’s Defaults and Lender’s Remedies.
          8.1.1. Events of Default. Regardless of whether Borrower has given the required notice under Section 6.7, the occurrence of one or more of the following will constitute an “Event of Default” under this Agreement:
               8.1.1.1. Borrower fails to pay, when due, (a) any principal, interest or other amount due on the Subordinated Debenture, or (b) any other fees, charges, costs or expenses under this Agreement or any other Transaction Document, and such failure continues for a period of five Business Days after notice thereof from Lender to Borrower; or
               8.1.1.2. Borrower fails to perform or observe, in any material respect, any agreement, term, provision, condition, or covenant (other than any such failure that results in an Event of Default as expressly provided in any other clause of this Section 8.1.1) required to be performed or observed by Borrower hereunder or under any other Transaction Document, or under any other agreement with or in favor of Lender or any Affiliate of Lender, and in each case such failure continues uncured for a period of 10 days after notice thereof from Lender to Borrower; or
               8.1.1.3. Any financial information, statement, certificate, representation or warranty given to Lender by Borrower (or any of its representatives) in connection with entering into this Agreement or any other Transaction Documents, or required to be furnished under the terms hereof or thereof, that is (a) not qualified as to materiality or Material Adverse Effect is not true and correct in all respects and such untruth or incorrectness would constitute a Material Adverse Effect, or (b) qualified as to materiality or Material Adverse Effect is not true and correct in all respects, in each case on and as of the time when given and such untrue or misleading condition continues uncured for 30 days after notice thereof from Lender to Borrower; or
               8.1.1.4. Borrower is notified that it is considered an institution in “troubled condition” within the meaning of 12 U.S.C. 1831i and the regulations promulgated thereunder, or if a conservator is appointed for Borrower; or
               8.1.1.5. Borrower or any Subsidiary: (a) becomes insolvent or is unable to pay its debts as they mature; (b) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or (c) suspends the activities of its usual business; or
               8.1.1.6. If a trustee of any substantial part of the assets of Borrower or any Subsidiary is applied for by Borrower or appointed, and if appointed in a proceeding brought against Borrower, Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within 30 days after such appointment, such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or
               8.1.1.7. Any proceedings involving Borrower or any Subsidiary are commenced by or against Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against Borrower, Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within 30 days after the entry thereof such order is not vacated or stayed on appeal or otherwise or shall not otherwise have ceased to continue in effect; or
               8.1.1.8. Borrower applies for, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for itself under Chapter 7 or Chapter 11 of the United States Bankruptcy Code (the “Code Provisions”), or in the absence of such application, consent or acquiescence, a trustee, receiver or liquidator is appointed for Borrower under the Code Provisions, and is not discharged within

30 days, or any bankruptcy, reorganization, debt arrangement or other proceeding or any dissolution or liquidation proceeding is instituted by or against Borrower under the Code Provisions, and if instituted against Borrower, is consented or acquiesced in by it or remains for 30 days undismissed, or if Borrower is enjoined, restrained or in any way prevented from conducting all or any material part of its business under the Code Provisions; or
               8.1.1.9. Borrower applies for, consents to or acquiesces in the appointment of a receiver for itself other than under the Code Provisions, or in the absence of such application, consent or acquiescence, a receiver is appointed for Borrower other than under the Code Provisions; or
               8.1.1.10. The dissolution of Borrower, or if Borrower ceases to exist, except for a transaction pursuant to Section 5.2.1, or the occurrence of any organizational change in Borrower which has a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or the Subordinated Debenture; or
               8.1.1.11. Borrower is closed or taken over by any Governmental Agency; or
               8.1.1.12. Borrower shall cease to be an insured institution under the FDI Act; or
               8.1.1.13. The filing of formal charges by any Governmental Agency, including the issuance of an indictment, under a RICO Related Law against Borrower or any Affiliate of Borrower; or
               8.1.1.14. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Borrower from discharging Borrower’s Liabilities, and such order or decree is not vacated or stayed, and the proceedings out of which such order or decree arose are not dismissed or stayed, within 60 days after the granting of such decree or order; or
               8.1.1.15. 15 days after notice thereof Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity and such action has a Material Adverse Effect.
          8.1.2. Lender’s Remedies. If an Event of Default shall occur (other than with respect to any failure by Borrower to perform its obligations under Section 7), Lender may declare the Subordinated Debenture and any other amounts due Lender immediately due and payable, whereupon, subject to prior FDIC approval, the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. If Borrower receives a written notification from the FDIC that the Subordinated Debenture no longer constitutes Tier 2 Capital of Borrower (the “FDIC Notice”) and if thereafter any Event of Default shall occur under Section 8.1.1, Lender may declare the Subordinated Debenture and any other amounts due Lender immediately due and payable, whereupon the Subordinated Debenture and such other amounts payable hereunder shall immediately become due and payable, without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that notwithstanding the curing of such Event of Default, Borrower shall not be released from any of its covenants hereunder unless and until the Subordinated Debenture is paid in full. The parties agree that until the earlier of the Maturity Date or the delivery of an FDIC Notice, Lender may only enforce this Agreement in accordance with this Section 8.1.2. In addition, if Borrower fails to comply with any of the its covenants under this Agreement, the Subordinated Debenture or any other Transaction Document, Lender may pursue Borrower to ensure and enforce Borrower’s compliance with such covenants.

     8.2. Protective Advances. If an Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (a) be deemed advanced by Lender under an obligation to do so regardless of the identity of the Person or Persons to whom such funds are furnished, (b) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the Subordinated Debenture, and (c) become due and owing, at Lender’s demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.
     8.3. Other Remedies. Nothing in this Section 8 is intended to restrict Lender’s rights under any of the other Transaction Documents, other related documents, or at law or in equity, and Lender may exercise such rights and remedies as and when they are available.
     8.4. No Lender Liability. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.
     8.5. Lender’s Fees and Expenses. In the event of any Event of Default hereunder, Borrower shall pay Lender’s fees and expenses, including attorneys’ fees and expenses, in connection with the enforcement of this Agreement or any of the other Transaction Documents or other related documents.
9. MISCELLANEOUS.
     9.1. Release; Indemnification. Borrower hereby releases Lender from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Facility and (b) any other act or omission to act on the part of Lender, its officers, agents or employees, except in each instance for those caused by Lender’s willful misconduct. Borrower shall indemnify, defend and hold harmless Lender and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (including any participants in the Facility), from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including attorneys’ fees and expenses), which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against any of Lender and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns (including any participants in the Facility) in connection with, arising from or relating to (i) Borrower’s breach of any covenant, obligation, agreement, representation or warranty set forth in this Agreement or any other Transaction Document or any willful misconduct or gross negligence by Borrower, or (ii) Lender’s entering into or carrying out the terms of this Agreement or the other Transaction Documents or being the holder of the Subordinated Debenture, except to the extent Borrower establishes that the loss, liability, obligations, penalty, claim, fine, demand, litigation, defense, cost, judgment, suit, proceeding, damage, disbursement or expense arose solely by reason of Lender’s or any of Lender’s Affiliates’ willful misconduct.
     9.2. Assignment and Participation. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below) or in any of its rights and security hereunder. Lender may also assign all or any part of the Facility and Lender’s obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an “Assignee Lender”), with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned. Upon delivery to Borrower of an executed copy of the Assignee Lender’s assignment and acceptance (a) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Transaction Documents and other related documents, and (b) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Transaction Documents (including the obligation to fund the Assignee Lender’s share of the Facility) and other related documents. Within five Business Days after receipt of a copy of the executed assignment and acceptance document, Borrower shall execute and deliver to Lender a new subordinated debenture, as applicable (for delivery to the relevant Assignee Lender), in the form of Exhibit B hereto but substituting Assignee Lender’s name and evidencing such Assignee Lender’s assigned portion of the Facility and a replacement subordinated debenture, as applicable, in the principal amount of the Facility retained by Lender (such subordinated debenture to be in exchange for, but not in payment of, the subordinated debenture then held by Lender). The replacement subordinated debenture shall be dated the date of the predecessor Subordinated Debenture. Lender shall mark the predecessor Subordinated Debenture “exchanged” and deliver it to Borrower. Accrued interest on that part of the predecessor Subordinated Debenture evidenced by the new subordinated debenture, and accrued fees, shall be paid as provided in the assignment agreement between Lender and the Assignee Lender. Accrued interest on that part of the predecessor Subordinated Debenture evidenced by the replacement subordinated debenture shall be paid to Lender. Accrued interest and accrued fees shall be so apportioned between the new and replacement subordinated debentures and paid at the same time or times provided in the predecessor Subordinated Debenture and in this Agreement. Borrower authorizes Lender to disclose to any prospective Assignee Lender any financial or other information pertaining to Borrower or the Facility. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 9.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Transaction Documents and other related documents to (i) a Federal Reserve Bank, provided that no such pledge or assignment shall release Lender from its obligations thereunder, or (ii) any Affiliate of Lender. Lender shall bear all expenses associated with any of the actions contemplated by this Section 9.2, subject to Borrower’s compliance with the provisions of this Section 9.2 and reasonable cooperation hereunder.
     9.3. Prohibition on Assignment. Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.
     9.4. Time of the Essence. Time is of the essence of this Agreement.
     9.5. No Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by Lender or any holder of the Subordinated Debenture, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.
     9.6. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

     9.7. Usury; Revival of Liabilities. All agreements between Borrower and Lender (including this Agreement and any other Transaction Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Minnesota. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Transaction Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Minnesota, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness to Lender (whether or not then due and payable) and not to the payment of interest. To the extent that Lender received any payment on account of Borrower’s Liabilities and any such payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or proceeds received, Borrower’s Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender and applied on account of Borrower’s Liabilities; provided, however, that if Lender successfully contests any such invalidation, declaration, set aside, subordination or other order to pay any such payment or proceeds to any third party, the revived Borrower’s Liabilities shall be deemed satisfied.
     9.8. Notices. Any notice which either party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, if delivered by facsimile with a copy distributed concurrently by electronic mail, or if delivered by a responsible overnight courier, addressed:

if to Borrower:	Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attn: Robert Cozzone
Telephone No.: 781-982-6723
Facsimile No.: 781-982-6591

With a copy to:	Edward Seksay, Esq.
General Counsel and New Markets Tax Credit Program Manager
Rockland Trust Company
288 Union Street
Rockland, MA 02370
Telephone No.: (781) 982-6158
Facsimile No.: (508) 732-7783

if to Lender:	USB Capital Funding Corp.
c/o U.S. Bank National Association
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn: Jeffrey P. Googins, CFA, Vice President
Telephone No.: 414-765-6123
Fax No.: 414-765-6236
E-Mail Address: jeffrey.googins@usbank.com

and:	USB Capital Resources, Inc.

c/o U.S. Bank Capital Markets
800 Nicollet Mall
Mail Station: BC-MN-H03R
Minneapolis, Minnesota 55402
Attn: Christopher Zinn, Vice President
Telephone No.: (612) 303-3782
or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given, if delivered personally, when delivered personally or, if mailed, five Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier or, if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending facsimile machine and following concurrent distribution of such notice by electronic mail.
     9.9. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.
     9.10. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender shall be deemed to make Lender a partner or joint venturer with Borrower.
     9.11. Brokerage Commissions. Borrower represents and warrants to Lender that neither Borrower nor any Affiliate of Borrower has dealt with any brokers or finders to whom a brokerage commission or finder’s fee is due in connection with the Facility. Borrower hereby indemnifies and holds harmless Lender from all loss, cost and expenses (including reasonable attorneys’ fees and expenses) arising out of a breach of its representation and warranty set forth in this Section 9.11. The provisions of this Section 9.11 shall survive the Closing and the termination of this Agreement.
     9.12. Publicity. Borrower shall not publicize the Facility without the prior written consent of Lender, except that Borrower may make any filings required by law, including filings with the Securities and Exchange Commission, directly related to this Agreement.
     9.13. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.
     9.14. Additional Assurances; Right of Set-off. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transactions herein contemplated. If any Event of Default that permits Lender to accelerate the obligations of Borrower pursuant to Section 8.1.2 shall have occurred and be continuing and the FDIC approval described in Section 8.1.2 shall have been received, Lender is hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of Borrower’s Liabilities irrespective of whether or not Lender shall have made any demand hereunder or thereunder. Lender agrees to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 9.14 are in addition to any other rights and remedies (including other rights of set-off) which Lender may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Lender to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.
     9.15. Entire Agreement. This Agreement and the Disclosure Schedule and exhibits hereto and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. Neither party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement.
     9.16. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof, and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.
     9.17. Forum; Agent; Venue. The Lender and the Borrower agree that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement or the other Transaction Documents shall only be brought in either the state or the federal district court where the original party defendant is domiciled. The parties each irrevocably waive any objection they may now or hereafter have to either venue or the forum inconvenience of any such court.
     9.18. No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.
     9.19. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.
     9.20. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     9.21. Knowledge; Discretion. All references herein to Borrower’s knowledge or best knowledge shall be deemed to refer to the best knowledge of Borrower and each Subsidiary after due inquiry. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender’s discretion or opinion, to the granting or withholding of Lender’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE SUBORDINATED DEBENTURE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (A) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (B) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND (C) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Debenture Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

ROCKLAND TRUST COMPANY
By:
	Name:	Robert D. Cozzone
	Title:	Treasurer

USB CAPITAL RESOURCES, INC.
By:
	Name:	Christopher Zinn
	Title:	Vice President

EXHIBIT A
FORM OF RATE ELECTION NOTICE
                    , 200___
USB Capital Resources, Inc.
c/o U.S. Bank National Association
Mail Station: BC-MN-H03R (3rd floor)
800 Nicollet Mall
Minneapolis, MN 55402
Attn: Capital Markets Division
Ladies and Gentlemen:
     This will confirm the telephone conversation Ms./Mr.                                          had with your office on                     , 200___, regarding Borrowing Tranches under and as defined in the Subordinated Debenture Purchase Agreement, dated as of August 27, 2008, between Rockland Trust Company and USB Capital Resources, Inc. (the “Purchase Agreement”), as follows:
FROM FACILITY #:

Amount of Currently Outstanding initial Borrowing Tranche:	$

Amount of Currently Outstanding LIBO Rate Tranche:	$

Amount of Currently Outstanding Base Rate Tranche:	$

For Currently Outstanding LIBO Rate Tranche (complete as applicable):

• Amount to be converted to Base Rate Tranche (multiple of $1,000,000):	$

• Amount to be continued for additional LIBOR Period:	$

For Currently Outstanding Base Rate Tranche (complete as applicable):

• Amount to be converted to LIBO Rate Tranche (multiple of $1,000,000):	$
     We acknowledge that the election reflected herein is subject to Section 2.6.1 and the other provisions of the Purchase Agreement.
Date:

Very truly yours, ROCKLAND TRUST COMPANY
By:

	Title:	Name:

A-1

EXHIBIT B
FORM OF SUBORDINATED DEBENTURE

THIS SUBORDINATED DEBENTURE IS NOT A DEPOSIT AND IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

$30,000,000.00	Milwaukee, Wisconsin August 27, 2008
     FOR VALUE RECEIVED, the undersigned, ROCKLAND TRUST COMPANY, a Massachusetts state-chartered non-Federal Reserve member trust company (“Borrower”), hereby promises to pay to the order of USB CAPITAL RESOURCES, INC., a Delaware corporation, or any holder hereof from time to time (“Lender”), at such place as may be designated in writing by Lender, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) (or so much thereof that has been advanced and remains outstanding) with interest thereon as hereinafter provided. This Subordinated Debenture (this “Subordinated Debenture”) is issued pursuant to the terms of that certain Subordinated Debenture Purchase Agreement of even date herewith by and between Borrower and Lender (as may be amended, restated, supplemented or modified from time to time, the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
     The unpaid principal amount outstanding under this Subordinated Debenture from time to time shall bear interest before maturity in accordance with the Purchase Agreement. Under certain circumstances as provided in the Purchase Agreement, overdue interest payments under this Subordinated Debenture shall bear interest from the due date thereof until paid at a daily rate equal to the Default Rate.
     Lender will note on its internal records the amount of each payment in respect of the Subordinated Debenture. Whenever any payment to be made under this Subordinated Debenture shall be due on a day that is other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder.
     There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments expressly described in the Purchase Agreement. Except as otherwise provided in the Purchase Agreement, all payments hereunder shall be credited first to accrued interest and second to the unpaid principal balance outstanding at the time of such payment.
     Except as set forth in Section 2.9 and Section 5.6 of the Purchase Agreement, the Subordinated Debenture may not be prepaid in any amount or at any time on or prior to August 27, 2013. After August 27, 2013, Borrower may prepay all or part, of the outstanding unpaid principal balance under this Subordinated Debenture without penalty as provided in the Purchase Agreement. Borrower is required under regulations of the FDIC to obtain prior FDIC approval before making any payment (including payment at maturity, or pursuant to an acceleration clause or redemption prior to maturity). Lender shall have no responsibility to verify whether Borrower has obtained FDIC approval for any prepayment.
     This Subordinated Debenture is not secured by any assets of Borrower. The indebtedness of Borrower evidenced by this Subordinated Debenture, including the principal, premium, if any, and interest, shall be subordinate and junior in right of payment to Borrower’s obligations to its depositors and general and secured creditors, except such other creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Debenture, if any. This Subordinated Debenture is ineligible as collateral for any loan made by Borrower.
     If Lender is a depository institution, Lender expressly waives any right of offset it may have against Borrower.
     In the event of any dissolution, liquidation or winding up of Borrower, whether voluntary or involuntary, all obligations to Borrower’s depositors, general creditors and secured creditors, except such creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Debenture, if any, shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Subordinated Debenture. In the event of any such proceeding, after payment in full of all such sums owing with respect to such prior obligations, Lender, together with the holders of any obligations of Borrower ranking on a parity with this Subordinated Debenture, shall be entitled to be paid, from the remaining assets of Borrower, the unpaid principal and interest of this Subordinated Debenture or such obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligation of Borrower ranking junior to this Subordinated Debenture.
     If an Event of Default shall occur, Lender shall have the rights set forth in Section 8 of the Purchase Agreement. Borrower shall reimburse and indemnify Lender and shall hold Lender harmless against any reasonable costs (including court costs and attorneys’ fees) incurred by Lender in the collection of any amounts due as a result of an Event of Default or as otherwise provided in the Purchase Agreement.
     Lender may sell, assign, pledge or otherwise transfer or encumber any or all of its interest under this Subordinated Debenture at any time and from time to time, with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned. In the event of a transfer of the Subordinated Debenture, all terms and conditions of this Subordinated Debenture shall be binding upon and inure to the benefit of both the transferee and Borrower after such transfer; provided, however, that Borrower shall have no obligation hereunder to any such transferee unless and until any transfer of this Subordinated Debenture is recorded on the books and records of Borrower.
     Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Subordinated Debenture, Borrower shall, at Lender’s expense, execute and deliver in lieu thereof a new subordinated debenture in a principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated Subordinated Debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Debenture; provided that: (i) in the case of any such loss, theft or destruction, Lender shall have delivered to Borrower an indemnity reasonably satisfactory to Borrower indemnifying and holding Borrower harmless from any and all liability, claim or damage resulting from such loss, theft or destruction; or (ii) in the case of any such mutilation, upon surrender of this Subordinated Debenture to Borrower.
     Nothing herein shall impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and any premium and interest on this Subordinated Debenture according to its terms.
     No provision of this Subordinated Debenture shall be amended or waived except by a written instrument signed by a duly authorized officer of each of Borrower and Lender. Any notices or other communications permitted or required hereunder shall be sent and addressed in accordance with the requirements of the Purchase Agreement.
     This Subordinated Debenture shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

     The Lender and the Borrower agree that all actions or proceedings in any way, manner, or respect, arising out of or from or related to this Agreement or the other Transaction Documents shall only be brought in either the state or the federal district court where the original party defendant is domiciled. The parties each irrevocably waive any objection they may now or hereafter have to either venue or the forum inconvenience of any such court.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS SUBORDINATED DEBENTURE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS SUBORDINATED DEBENTURE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (A) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (B) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE TRANSACTION DOCUMENTS AND (C) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.
     IN WITNESS WHEREOF, the undersigned has executed this Subordinated Debenture or caused this Subordinated Debenture to be executed by its duly authorized representative as of the date first above written.

ROCKLAND TRUST COMPANY
By:
	Name:	Robert D. Cozzone
	Title:	Treasurer

EXHIBIT C
FORM OF OPINION OF BORROWER’S COUNSEL
August 27, 2008
USB Capital Resources, Inc.
c/o U.S. Bank National Association
Mail Station: BC-MN-H03R (3rd floor)
800 Nicollet Mall
Minneapolis, MN 55402
Attn:   Capital Markets Division
     Re:     Subordinated Debenture Issued by Rockland Trust Company
Ladies and Gentlemen:
     We have served as counsel to Rockland Trust Company (“Borrower”), a Massachusetts state-chartered non-Federal Reserve member trust company, in connection with the Facility described in that certain Subordinated Debenture Purchase Agreement, dated as of August 27, 2008 (the "Purchase Agreement”), by and between Borrower and USB Capital Resources, Inc., a Delaware corporation (“Lender”). This opinion is being delivered to you pursuant to Section 3.2.1 of the Purchase Agreement. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
     In order to render the opinions expressed herein, we have examined the following:
1.	the executed Purchase Agreement and the other Transaction Documents; and

2.	such other documents, instruments, writings and agreements as we deemed appropriate.
     In addition, we have examined: (i) those corporate records of the Borrower and its Subsidiaries that we have considered appropriate, including copies of the Charter and Bylaws of the Borrower certified by it as in effect on the date of this letter (collectively, the “Charter Documents”); and (ii) those other certificates, agreements and documents that we deemed relevant and necessary as a basis for our opinion. We have also relied, without independent verification, upon the factual matters contained in the representations and warranties of the Borrower made in the Transaction Documents and upon certificates of public officials and the Borrower.
     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures (other than the Borrower), the legal capacity of all individuals who have executed any of the documents reviewed by us (other than the Borrower), the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
     Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of Kevin J. Handly and David J. Champoux, partners of this firm, and without any independent verification or investigation.

     For purposes of rendering the opinions expressed herein, we have also assumed, with your consent, that:
          (a) The execution and delivery of the Transaction Documents by all parties thereto will be free of, and we are not aware of the existence of, intentional or unintentional mistake, fraud, undue influence, duress, or criminal activity; and
          (b) The Transaction Documents to which the Lender is a party are the valid and binding obligations of the Lender and are enforceable against the Lender in accordance with their respective terms.
     Based on the foregoing and subject to the qualifications set forth in this letter, it is our opinion that:
     1. Borrower is a state-chartered non-Federal Reserve member trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The deposit accounts of Borrower are insured by the FDIC. Borrower has the requisite corporate power and authority to conduct its business as it has been and is now being conducted. The authorized capital stock of Borrower is as stated in the Purchase Agreement, and all of the outstanding capital stock of Borrower has been duly authorized, legally and validly issued, fully paid and nonassessable, and is owned in its entirety, beneficially and of record by Bancorp.
     2. Provided that Lender is an accredited investor within the meaning of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Act”), and is acquiring the Debenture for investment and not for, or with a view to, resale or distribution, it is not necessary in conjunction with the issuance of the Subordinated Debenture to register the Subordinated Debenture under the Act or the laws of the Commonwealth of Massachusetts or the State of Wisconsin.
     3. Except as disclosed in the Transaction Documents, no order, permission, consent or approval of any federal or state commission, board or regulatory authority is required for the execution and delivery or performance by Borrower of the Transaction Documents.
     4. Except as disclosed in the Transaction Documents, and relying solely and without independent verification on the representations and warranties of the Borrower contained in the Transaction Documents, there are no actions, suits, investigations, or proceedings pending or threatened against or affecting Borrower or any Subsidiary, or the business or properties of Borrower or any Subsidiary, or before or by any Governmental Agency or any court, arbitrator or grand jury, which can reasonably be expected to result in any material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, or in the ability of Borrower to perform its obligations under the Transaction Documents.
     5. None of Borrower or any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, demand, rule or regulation of any court, arbitrator, grand jury, or of any Governmental Agency, any applicable law, or any contract, lease, agreement, instrument or commitment to which any of them is a party or bound, and which is an exhibit to any report filed by Bancorp under the Securities Exchange Act of 1934 (a “Material Contract”), default under which might have consequences which would materially and adversely affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower and its Subsidiaries, taken as a whole, or the ability of Borrower to perform its obligations under the Transaction Documents.
     6. To our knowledge, no proceeds of the Facility will be used to purchase or carry any margin stock or to extend credit to others for purposes of purchasing or carrying margin stock.
     7. The execution, delivery and performance by Borrower of the Transaction Documents (a) are within Borrower’s corporate powers, (b) have been duly authorized by all necessary corporate action of Borrower, (c) do not contravene (i) Borrower’s articles of association or bylaws or (ii) any law or restriction contained in any Material Contract affecting Borrower or any Subsidiary, and (d) do not result in the creation of any lien or other encumbrance upon or with respect to any of the assets or property of Borrower or any Subsidiary.
     8. The Transaction Documents are legally valid and binding obligations of Borrower and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or limiting creditors’ rights or equitable principles generally.
     The opinion set forth in paragraph 8 hereof is subject to the following limitations, qualifications and exceptions:
          (a) The enforceability of any obligation of the Borrower may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws or rules of law or equity affecting the enforcement generally of creditors’ rights and remedies, the discretion of the court before which equitable relief is requested, and laws relating to fraudulent transfers or conveyances and equitable subordination.
          (b) No opinion is given herein as to the enforceability of any provision of any agreement relating to confirming jurisdiction of, or venue in, any court, waivers of jury trials, defenses or other remedies, or establishing evidentiary standards.
          (c) No opinion is given herein as to whether any provision of the Transaction Documents or any right granted to the Lender pursuant thereto is specifically enforceable in equity.
          (d) The enforcement of any of the Lender’s rights will in all cases be subject to the Lender’s implied duty of good faith and fair dealing;
          (e) We express no opinion as to whether a court will enforce the Lender’s rights to exercise remedies upon the happening of a nonmaterial breach of any of the Transaction Documents (including material breaches of nonmaterial provisions thereof);
          (f) We express no opinion as to the enforceability of any indemnity, hold harmless, exculpation, contribution or reimbursement obligation to the extent that such indemnity, hold harmless, exculpation, contribution or reimbursement obligation is, with respect to any action, omission, event or circumstance, contrary to public policy, or which prospectively releases a party from liability for its wrongful or negligent acts;
          (g) We express no opinion as to the enforceability of any provision of any of the Transaction Documents which purports to grant a power of attorney;
          (h) We express no opinion as to individual remedial provisions of any of the Transaction Documents, which may be limited or rendered unenforceable by applicable laws or interpretations; however, in our opinion such laws and interpretations do not, subject to the other assumptions, qualifications and exceptions and limitations of this letter, affect the overall validity of such documents or interfere with substantial realization of the principal benefits purported to be provided by such documents;
          (i) We call your attention to the fact that determination of damages and entitlement to reimbursement for costs and expenses (including, without limitation, attorneys’ fees) is within the judicial discretion of the court before which such relief is requested;
          (j) We express no opinion with respect to the validity or enforceability of provisions of any of the Transaction Documents purporting to render ineffective an otherwise valid waiver of the terms of such Financing Document on account of the lack of a writing;

          (k) No opinion is expressed as to any provision of the Transaction Documents which provides for the payment of interest on interest or increased rates of interest in the event of a default and/or late charges upon delinquency in payments or in the event of a default, liquidated damages or prepayment of premiums, if any, to the extent they are deemed to be penalties or forfeitures, or authorizes the Lender to set-off and apply any deposits at any time held, and any other indebtedness at any time owing, by the Lender to or for the account of the Borrower. Although a right of set off is not contrary to law, we call your attention to a lender’s obligation of good faith and fair dealing and the possibility that unilateral exercise of a right of set off could, in certain circumstances, be deemed contrary to that obligation or public policy;
          (l) No opinion is expressed as to the effect on our opinions of: (i) the compliance or non-compliance of the Lender with any state, federal or other laws or regulations applicable to it; or (ii) the legal or regulatory status or the nature of the business of the Lender; and
          (m) We express no opinion as to the enforceability of any provision in the Transaction Documents that purports to waive any rights of the Borrower to the extent that any such waiver is found to be in violation of public policy.
     We note that the parties have agreed that the Transaction Documents are to be governed by Wisconsin law. For purposes of the opinions set forth in paragraph 8 hereof, we have assumed, with your permission, that the Transaction Documents are to be governed by the laws of Massachusetts; we are not admitted to practice law in the State of Wisconsin and are not expressing any opinion as to the laws of Wisconsin.
     This opinion is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person.
     We shall have no continuing obligations to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.
     This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is rendered solely for your benefit and no other person or entity shall be entitled to rely on any matter set forth herein without the express written consent of the undersigned.

Very truly yours,

EXHIBIT D
FORM OF NOTICE OF AUTHORIZED BORROWERS

To:	U.S. Bank Agency Services, as Servicing Agent
Attention:	Judy Payne
Fax Number:	(612) 303-3851
Please be advised that the following people are authorized to request advances, principal reductions or fixed rate contracts (e.g. LIBOR loans) under the credit facility referenced in the Subordinated Debenture Purchase Agreement, dated as of August ___, 2008, between Rockland Trust Company and USB Capital Resources, Inc.:

	Name	Title
1.

2.

3.

4.

5.

DATED: August ___, 2008	ROCKLAND TRUST COMPANY

By:

Name:
Title:

D-1

EXHIBIT E
FORM OF AUTHORIZATION TO DEBIT ACCOUNT

To:	U.S. Bank Agency Services, as Servicing Agent
Attention:	Judy Payne
Fax Number:	(612) 303-3851
     ROCKLAND TRUST COMPANY (“Borrower”) hereby authorizes and directs U.S. Bank National Association (the “Bank”) to debit Borrower’s account no.                      at the Bank for the amount of any interest, fees or principal due on any of Borrower’s indebtedness to USB Capital Resources, Inc. (“Lender”) in connection with the credit facility described in that certain Subordinated Debenture Purchase Agreement, dated as of August 27, 2008, by and between Borrower and Lender, and to pay such amount to Lender.

DATED: August 27, 2008	ROCKLAND TRUST COMPANY

By:

Name:
Title:

E-1

EXHIBIT F
FORM OF QUARTERLY COMPLIANCE CERTIFICATE
for the Quarter Ended
     The undersigned, the                                          of Rockland Trust Company (“Borrower”), hereby delivers this certificate pursuant to Section 6.4 of that certain Subordinated Debenture Purchase Agreement, dated as of August 27, 2008, between Borrower and USB Capital Resources, Inc. (the “Purchase Agreement”) and certifies as of the date hereof as follows:
     1. Attached hereto are the quarterly financial reports described in Section 6.2 of the Purchase Agreement for the above-referenced quarter. Such financial reports are true and correct in all material respects, prepared in accordance with the respective books of account and records of Borrower and the Subsidiaries or Bancorp, as applicable, and in accordance with applicable banking regulations, rules and guidelines on a basis consistent with prior periods, and fairly and accurately present in all material respects the financial condition of Borrower or Bancorp, as applicable, and its assets and liabilities and the results of its operations as of, and for the period ending at, such date.
     2. Borrower is in compliance in all material respects with all covenants contained in the Purchase Agreement and has provided a detailed calculation, as of the quarter-end date set forth in the title hereof, of the financial covenant set forth in Section 7 of the Purchase Agreement on Annex A attached hereto.
     3. No Event of Default or Unmatured Event of Default has occurred or is continuing under the Purchase Agreement. [Or, if incorrect, provide detail regarding the Event of Default or Unmatured Event of Default and the steps being taken to cure it and the time within which such cure will occur.]
     4. Subject to updating contemplated by Sections 6.8, 6.9 or 6.10 of the Purchase Agreement and with the exception of changes thereto pursuant to transactions permitted pursuant to Section 5.2.1 of the Purchase Agreement, Borrower’s representations and warranties set forth in Section 4 of the Purchase Agreement (other than those that are by their terms made as of the date of the Purchase Agreement) that are (i) not qualified as to materiality or Material Adverse Effect are true and correct in all respects other than such as would constitute a Material Adverse Effect, or (ii) qualified as to materiality or Material Adverse Effect are true and correct in all respects.
     All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.
Dated: [INSERT DATE]

ROCKLAND TRUST COMPANY

By:

Name:
Title:

ANNEX A
to
QUARTERLY COMPLIANCE CERTIFICATE

[DISCLOSURE SCHEDULES TO BE ATTACHED]